EXHIBIT 23.1


                        Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 3, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in the F5 Networks, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2004.


/s/ PricewaterhouseCoopers LLP

Seattle, Washington
January 14, 2005